UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2007

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2007, salesforce.com, inc. (the “Company”) awarded cash bonuses to its named executive officers. The bonus amounts were based primarily on the achievement of corporate goals since February 1, 2007, the start of Company’s current fiscal year. The following table sets forth the bonus amounts paid to the Company’s named executive officers as approved by the Compensation Committee of the Company’s Board of Directors and the Company’s Chief Executive Officer:

Named Executive Officer	Position	Bonus Amount
Marc Benioff	Chairman of the Board and Chief Executive Officer	$0
Steve Cakebread	Executive Vice President and Chief Financial Officer	$67,500
Kenneth Juster	Executive Vice President of Law, Policy, and Corporate Strategy	$45,000
Jim Steele	President, Worldwide Sales and Distribution	$67,500

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2007	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel